Exhibit 99.1

XRpro Appoints Richard Cunningham President and CEO

Cambridge, MA—November 17, 2014 – Caldera Pharmaceuticals, Inc., d/b/a XRpro (“XRpro”) , a provider of a unique platform for drug discovery and development services which feature high throughput transporter and ion channel assays for the pharmaceutical industry, today announced the appointment of Richie Cunningham as its President and CEO effective November 24, 2014.

Tim Tyson, Acting CEO and Chairman of XRpro commented, “I believe that Richie’s extensive pharmaceutical experience and success throughout his career commercializing products and leading teams brings to XRpro the insight, knowledge and experience needed to expand and accelerate our growth.” He continued, “I fully expect that Richie’s sales and marketing expertise will complement our strong scientific team and will broaden our ability to fully realize the value of our unique technology and services to the pharmaceutical and biotech market. Richie’s exceptional leadership skills and hands on approach should be exactly what we need to deliver operational results, and drive growth.”

Mr. Cunningham brings over 17 years of leadership experience in the healthcare industry in various leadership roles including Marketing, Sales, Strategy and Contracting, as well as leading various Business Development projects. His experience includes the commercialization and launch of multiple products in the Infectious Disease, Dermatology, Oncology, Cardiovascular, Respiratory and Diabetes therapeutic areas. Most recently, Mr. Cunningham led a team at Boehringer-Ingelheim strategically focused on Sales Acceleration, Product Launch Effectiveness and Operational Excellence. Prior to Boehringer-Ingelheim, Mr. Cunningham was at Valeant Pharmaceuticals where he was a senior executive in the commercial organization leading sales, marketing and contracting activities. Mr. Cunningham began his career in healthcare at Premier Inc., a healthcare company that served as a group purchasing and service organization for over 1700 hospitals throughout the nation. While at Premier he served as the Marketing Director at Premier Practice Management, a subsidiary and start-up company of Premier Inc. In addition to establishing his healthcare career and in parallel, Richie also excelled as a professional athlete in the NFL holding All-Pro honors as a placekicker for the Dallas Cowboys, then later the Carolina Panthers and Jacksonville Jaguars. His career in the NFL spanned from 1994 until his retirement in 2002.

Richie Cunningham stated, “I’m excited to re-join Tim Tyson, with whom I worked at Valeant, as well as the entire XRpro team as we continue to accelerate the adoption process for this powerful drug development technology.” He continued, “The XRpro platform is perfectly positioned to assist the pharmaceutical industry at a time when margins are being challenged and drug development costs are increasing. We offer a solution that is very much in need and which provides our customers with information designed to result in better selectivity of targets for drug development.”

About Caldera Pharmaceuticals, Inc.

Caldera Pharmaceuticals, Inc. and its wholly owned subsidiary, XRpro Corp., provides a unique platform for drug discovery and development services featuring high throughput ion channel assays for the pharmaceutical industry. The Company’s proprietary advances in X-ray fluorescence provide measurements that would otherwise be difficult or impossible. XRpro® technology directly measures the activity of a drug target, without the need for costly and artefact-causing chemical dyes or radiolabels.

Investor Contact:

Aimee Boutcher - Aimee@XRpro.com

Daniel Boutcher - 973 332-0120

This release includes forward-looking statements on the Company’s current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the expected contribution of Mr. Cunningham and our technology. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in the Company’s forward-looking statements include, among others, our ability to sell and market our technology and services, the contribution and integration of the Company’s new management and the other factors described in the Company’s Report on Form 10-K for the year ended December 31, 2013 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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